Exhibit 99.1
PacBio Announces First Quarter 2026 Financial Results
MENLO PARK, Calif., May 7, 2026 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended March 31, 2026.
Recent Business Highlights
•Selected by Basecamp Research to power its Trillion Gene Atlas, which is expected to result in approximately 100,000 samples being deeply sequenced from over 31 countries
•Announced a collaboration with DNAstack to power the first global federated HiFi whole genome dataset
•Expanded SPRQ-Nx beta program to more customers domestically and internationally after receiving positive feedback from initial users
•EMEA revenue grew by 17% year-over-year as a result of increased consumables demand reflecting both account expansion and higher utilization, particularly in clinical settings
•Named Lucid Genomics as a PacBio Compatible partner for tertiary analysis of data generated on PacBio's long-read sequencing instruments
•Completed sale of short-read sequencing assets for net cash proceeds of approximately $48.1 million, strengthening the balance sheet and extending cash runway
“We continue to see increasing clinical adoption of HiFi which contributed to another record quarter for consumable revenue. However, instrument revenue, particularly Vega, was lower than we had expected," said Christian Henry, President and Chief Executive Officer. "Nonetheless, we made significant progress on several important initiatives, such as our expansion of the SPRQ-Nx beta program based on the positive early feedback on the new chemistry. Based on this success, we plan to execute a broad commercial rollout to all Revio customers later this month, which we believe will further catalyze consumable growth and Revio instrument demand. Additionally, we continue to prove our ability to win large-scale projects as we were selected by Basecamp Research to power the Trillion Gene Atlas, which has the potential to produce the largest and most diverse high-fidelity metagenomic dataset in the world."
First quarter results:

	Q1 2026	Q1 2025
Revenue (in millions)	$37.2	$37.2
Consumable revenue (in millions)	$21.8	$20.1
Instrument revenue (in millions)	$9.7	$11.0
Service and other revenue (in millions)	$5.6	$6.0
RevioTM system placements	15	12
VegaTM system placements	27	28
Annualized Revio pull-through per system	~$229,000	~$236,000
Ending cash, cash equivalents, and investments (in millions)	$276.0	$343.1
Gross margin, operating expenses, net loss, and net loss per share are reported on a GAAP and non-GAAP basis. The non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.
We recorded a GAAP gross profit of $12.8 million during the first quarter of 2026 compared to a GAAP gross loss of $1.4 million during the first quarter of 2025. GAAP gross loss for the first quarter of 2025 reflected charges related to our restructuring announced April 9, 2025 and included $7.7 million in restructuring-related inventory charges, $4.3 million of amortization of acquired intangible assets, and a $4.1 million loss on purchase commitments. Non-GAAP gross profit for the first quarter of 2026 was $13.8 million compared to non-GAAP gross profit of $15.0 million for the first quarter of 2025. GAAP gross margin was 35% for the first quarter of 2026 compared to a negative GAAP gross margin of 4% for the first quarter of 2025. Non-GAAP gross margin was 37% for the first quarter of 2026 compared to a non-GAAP gross margin of 40% for the first quarter of 2025. The decline in Non-GAAP gross margin was primarily driven by increased computing component costs, temporary first quarter promotions for Vega and inventory and warranty-related adjustments and charges.

GAAP operating expenses totaled $21.2 million for the first quarter of 2026, compared to $427.6 million for the first quarter of 2025. GAAP operating expenses for the first quarter of 2026 included $16.3 million of litigation settlement charges and related legal fees, and a gain on disposal of assets of approximately $45.8 million. GAAP operating expenses for the first quarter of 2025 include $381.8 million of charges associated with the Company’s restructuring efforts and re-focus on its long-read business, partially offset by an $18.7 million decrease in the change in the fair value of contingent consideration. Non-GAAP operating expenses totaled $49.9 million for the first quarter of 2026, compared to $61.7 million for the first quarter of 2025. GAAP and non-GAAP operating expenses for the first quarter of 2026 and the first quarter of 2025 included non-cash share-based compensation of $3.8 million and $8.0 million, respectively.
GAAP net loss for the first quarter of 2026 was $8.3 million, compared to $426.1 million for the first quarter of 2025. Non-GAAP net loss for the first quarter of 2026 was $35.9 million, compared to $44.4 million for the first quarter of 2025.
GAAP net loss per share for the first quarter of 2026 was $0.03, compared to $1.44 for the first quarter of 2025. Non-GAAP net loss per share for the first quarter of 2026 was $0.12, compared to $0.15 for the first quarter of 2025.
2026 Financial Outlook
PacBio expects revenue for the full year 2026 to be in the range of $165 million to $175 million.
Quarterly Conference Call Information
Management will host a quarterly conference call today at 4:30 p.m. Eastern Time to review financial results for the first quarter ended March 31, 2026. Investors can access the call by dialing 1-888-349-0136 (or 1-412-317-0459 for international callers) and requesting to join the “PacBio Q1 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which primarily consist of our HiFi long-read sequencing systems, address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic net income and loss per share, net income, net loss, gross margins, gross profit (loss) and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.
PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of acquired intangible assets and changes in fair value of contingent consideration, and further excludes infrequent and limited charges including impairment charges, restructuring-related expenses for discrete restructuring events, settlement charges, disposition of short-read assets, benefits from income taxes and other adjustments and rounding differences.

Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s initiatives as well as the expected financial impact and timing of these plans and initiatives, including our expectations regarding SPRQ-Nx; PacBio’s financial guidance and expectations for future periods; new and continued reception of PacBio’s products and their expansion into new or existing markets; our expectations regarding our collaboration with Basecamp Research; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies and tariffs; anticipated results of studies and future customer use and costs of our products and consumables, including the increasing clinical adoption of HiFi; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; high costs of computer memory components; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and global economic or political instability, including war and other international conflicts, such as the conflicts in the Middle East. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.
Contacts
Investors:
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Revenue:
Product revenue	$31,534	$38,965	$31,113
Service and other revenue	5,644	5,680	6,040
Total revenue	37,178	44,645	37,153
Cost of Revenue:
Cost of product revenue (1) (3) (4)	19,972	24,204	26,333
Cost of service and other revenue	4,182	3,681	3,778
Amortization of acquired intangible assets	183	183	4,345
Loss on purchase commitment (1)	—	11	4,068
Total cost of revenue	24,337	28,079	38,524
Gross profit (loss)	12,841	16,566	(1,371)
Operating Expense:
Research and development (1)	19,608	22,879	29,053
Sales, general and administrative (1) (3)	31,153	34,051	40,168
Impairment charges (2)	—	—	15,000
Settlement charges (3)	15,400	—	—
Gain on disposal of assets (4)	(45,796)	—	—
Amortization of acquired intangible assets (5)	833	833	362,042
Change in fair value of contingent consideration (6)	—	—	(18,700)
Total operating expense	21,198	57,763	427,563
Operating loss	(8,357)	(41,197)	(428,934)
Interest expense	(1,740)	(1,740)	(1,737)
Other income, net	2,006	2,768	4,294
Loss before income taxes	(8,091)	(40,169)	(426,377)
Income tax provision (benefit)	184	202	(302)
Net loss	$(8,275)	$(40,371)	$(426,075)

Net loss per share:
Basic	$(0.03)	$(0.13)	$(1.44)
Diluted	$(0.03)	$(0.13)	$(1.44)

Weighted average shares outstanding used in calculating net loss per share:
Basic	305,819	301,907	296,858
Diluted	305,819	301,907	296,858
(1)Balances for the three months ended December 31, 2005 and March 31, 2025 include restructuring costs. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(2)In-process research and development ("IPR&D") impairment charge was driven primarily by macroeconomic factors and restructuring initiatives, including the focus on long-read innovation, resulting in changes to the timing and amounts of cash flows.
(3)Includes litigation settlement charges and related legal fees in connection with the binding term sheet entered into with Personal Genomics of Taiwan, Inc during the three months ended March 31, 2026.
(4)Balances for the three months ended March 31, 2026 Include amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs.
(5)Balance for the three months ended March 31, 2025 includes accelerated amortization of acquired intangible assets related to restructuring initiatives. Refer to the Reconciliation of Non-GAAP Financial Measures table below for additional information on such costs and related amounts.
(6)Change in fair value of contingent consideration was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	March 31, 2026	December 31, 2025
Assets
Cash and investments	$275,962	$279,506
Accounts receivable, net	29,350	35,448
Inventory, net	51,022	49,285
Prepaid expenses and other current assets	13,164	10,793
Property and equipment, net	24,376	24,146
Operating lease right-of-use assets, net	40,846	41,695
Restricted cash	1,590	1,552
Intangible assets, net	14,104	15,124
Goodwill	317,761	317,761
Other long-term assets	14,190	8,773
Total Assets	$782,365	$784,083

Liabilities and Stockholders' Equity
Accounts payable	$13,609	$20,770
Accrued expenses	33,904	33,646
Deferred revenue	19,884	19,865
Operating lease liabilities	59,281	57,040
Convertible senior notes, net	644,107	645,382
Other liabilities	9,214	2,031
Stockholders' equity	2,366	5,349
Total Liabilities and Stockholders' Equity	$782,365	$784,083

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
GAAP net loss	$(8,275)	$(40,371)	$(426,075)
Change in fair value of contingent consideration (1)	—	—	(18,700)
Settlement charges (2)	16,804	—	—
Amortization of acquired intangible assets	1,016	1,016	7,128
Disposition of short-read assets (3)	(45,490)	—	—
Income tax benefit (4)	—	—	(546)
Restructuring (5)	—	1,776	393,788
Non-GAAP net loss	$(35,945)	$(37,579)	$(44,405)

GAAP basic net loss per share	$(0.03)	$(0.13)	$(1.44)
Change in fair value of contingent consideration (1)	—	—	(0.06)
Settlement charges (2)	0.05	—	—
Amortization of acquired intangible assets	—	—	0.02
Disposition of short-read assets (3)	(0.15)	—	—
Restructuring (5)	—	0.01	1.33
Other adjustments and rounding differences	0.01	—	—
Non-GAAP basic net loss per share	$(0.12)	$(0.12)	$(0.15)

GAAP gross profit (loss)	$12,841	$16,566	$(1,371)
Amortization of acquired intangible assets	183	183	4,345
Settlement charges (2)	500	—	—
Disposition of short-read assets (3)	306	—	—
Restructuring (5)	—	1,072	12,027
Non-GAAP gross profit	$13,830	$17,821	$15,001

GAAP gross profit (loss) %	35%	37%	(4)%

Non-GAAP gross profit %	37%	40%	40%

GAAP total operating expense	$21,198	$57,763	$427,563
Change in fair value of contingent consideration (1)	—	—	18,700
Settlement charges (2)	(16,304)	—	—
Amortization of acquired intangible assets	(833)	(833)	(2,783)
Disposition of short-read assets (3)	45,796	—	—
Restructuring (5)	—	(704)	(381,761)
Non-GAAP total operating expense	$49,857	$56,226	$61,719
(1)Change in fair value of contingent consideration was due to fair value adjustments of a milestone payment payable upon the achievement of a milestone event.
(2)Includes litigation settlement charges and related legal fees in connection with the binding term sheet entered into with Personal Genomics of Taiwan, Inc.
(3)Balance includes amounts related to the disposition of short-read assets, including the gain on the sale of certain assets related to our short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies, and related non-recurring customer transition costs.
(4)A deferred income tax benefit during the three months ended March 31, 2025 is primarily related to the change in the deferred tax liability balance resulting from the accelerated amortization of acquired intangible assets and impairment of IPR&D.
(5)Restructuring-related costs incurred in connection with the 2025 plan during the three months ended December 31, 2025 and March 31, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses, as well as costs included in operating expenses related to employee separation, accelerated depreciation, IPR&D impairment, and accelerated amortization of acquired intangibles.